Exhibit 24.1

POWERS OF ATTORNEY

WITNESSETH, that each of the undersigned directors or officers of 1st FINANCIAL SERVICES CORPORATION (“BankCorp”), a North Carolina corporation, by his or her signature below, hereby constitutes and appoints each of GREGORY L. GIBSON and MARY K. DOPKO, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent for him or her, and in his or her name, place and stead, to execute and sign a Registration Statement on Form S-8 or other appropriate form to be filed by BankCorp with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, with respect to the offer and sale of shares of BankCorp’s common stock to directors, officers and employees of BankCorp and its subsidiaries pursuant to the Employee Stock Option Plan and Director Stock Option Plan; and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and to file all of the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of each said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gregory L. Gibson	Chairman, President and	May 27, 2008
Gregory L. Gibson	Chief Executive Officer
(principal executive officer)

/s/ Mary K. Dopko	Controller	May 27, 2008
Mary K. Dopko	(principal financial and accounting officer)

/s/ Bradley B. Schnyder	Chairman	May 27, 2008
Bradley B. Schnyder

/s/ William H. Burton	Vice Chairman	May 27, 2008
William H. Burton

/s/ B. Lee Beason	Director	May 27, 2008
B. Lee Beason

/s/ Michael D. Foster	Director	May 27, 2008
Michael D. Foster

/s/ James C. Kirkpatrick	Director	May 27, 2008
James C. Kirkpatrick

/s/ H. Steve McManus	Director	May 27, 2008
H. Steve McManus

/s/ Van F. Phillips	Director	May 27, 2008
Van F. Phillips

/s/ Vincent K. Rees	Director	May 27, 2008
Vincent K. Rees

/s/ Catherine H. Schroader	Director	May 27, 2008
Catherine H. Schroader

/s/ John S. Sheiry	Director	May 27, 2008
John S. Sheiry

/s/ J. Michael Smith	Director	May 27, 2008
J. Michael Smith